SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SYNACOR, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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40 La Riviere Drive, Suite 300

Buffalo, NY 14202

April 5, 2019

Dear Stockholder:

I am pleased to invite you to attend Synacor, Inc.’s 2019 Annual Meeting of Stockholders, to be held on Thursday, May 16, 2019 at 11:00 a.m. Eastern Time. To minimize costs and for your convenience, we have again opted to hold the Annual Meeting exclusively via live webcast. The Annual Meeting will be accessible at http://www.virtualshareholdermeeting.com/SYNC2019. Please note that because the Annual Meeting is being held via live webcast only, you will not be able to attend the Annual Meeting in person.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as our Annual Report on Form 10-K for fiscal year 2018.

Additionally, we continue to take advantage of a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials to their stockholders over the Internet rather than in paper form unless otherwise requested. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.

Your vote is important. Regardless of whether you expect to attend the Annual Meeting via the live webcast, please vote via telephone or the Internet or request a proxy card according to the instructions in the Proxy Statement or the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”), in each case as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting via the live webcast, you may vote your shares electronically at the Annual Meeting, even though you have previously voted by proxy, if you follow the instructions in the Proxy Statement.

On behalf of our Board of Directors, thank you for your continued support and interest.

Sincerely,

/s/ Himesh Bhise
HIMESH BHISE President and Chief Executive Officer

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

T 716.853.1362 F 716.332.0081

http://www.synacor.com

YOUR VOTE IS EXTREMELY IMPORTANT

Please vote by telephone or Internet as set forth in the Notice, or request a proxy card by following the instructions in the Notice and complete, date and sign the proxy card and return it at your earliest convenience in the postage-prepaid return envelope provided, so that your shares may be voted.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 16, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Synacor, Inc., a Delaware corporation (the “Company”), to be held on Thursday, May 16, 2019 at 11:00 a.m. Eastern Time. The meeting will be held exclusively via live webcast. The Annual Meeting will only be accessible at http://www.virtualshareholdermeeting.com/SYNC2019. Accordingly, you will be able to attend the Annual Meeting, vote your shares electronically and submit your questions all via the live webcast.

To attend the Annual Meeting via the live webcast, you will need the 16-digit control number that appears on the proxy card or on the voting instructions that have been provided to you. Additional directions for participating in the Annual Meeting are available at http://www.virtualshareholdermeeting.com/SYNC2019. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time. Please note that because the Annual Meeting is being held via live webcast only, you will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held for the following purposes:

1. To elect the three (3) members of the Board of Directors identified in the accompanying proxy statement to serve until the 2022 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified.

2. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.

4. Such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement following this notice.

The record date for the 2019 Annual Meeting is March 18, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Regardless of whether you plan to attend the Annual Meeting via the live webcast, please vote via telephone or the Internet or request a proxy card as instructed in these materials, in each case as promptly as possible to ensure that your shares will be represented and voted at the Annual Meeting. Even if you have voted by proxy, you may still vote at the Annual Meeting, and if you do so, your vote will revoke any proxy previously submitted.

By Order of the Board of Directors

/s/ Timothy J. Heasley
TIMOTHY J. HEASLEY Chief Financial Officer and Corporate Secretary

Buffalo, New York

April 5, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2019.

The Proxy Statement and Annual Report on Form 10-K are available at http://www.proxyvote.com.

Page
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1
Why am I receiving these materials?	1
How do I attend the Annual Meeting via live webcast?	1
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of paper copies of this Proxy Statement and Fiscal Year 2018 Annual Report on Form 10-K?	1
Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?	2
Who can vote at the Annual Meeting?	2
What am I voting on?	2
How do I vote?	3
How many votes do I have?	3
What if I return a proxy card but do not make specific choices?	4
Who is paying for this proxy solicitation?	4
What does it mean if I receive more than one set of proxy materials?	4
Can I change my vote after submitting my proxy?	4
How are votes counted?	5
What is a “broker non-vote?”	5
How many votes are needed to approve each proposal?	5
What are the Board’s voting recommendations?	5
What is the quorum requirement?	6
How can I find out the results of the voting at the Annual Meeting?	6
How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2020 Annual Meeting of Stockholders?	6
How can stockholders submit proposals to be raised at the 2020 Annual Meeting of Stockholders that will not be included in our Proxy Statement for the 2020 Annual Meeting of Stockholders?	6
What if the date of the 2020 Annual Meeting of Stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?	6
Does a stockholder proposal require specific information?	7
PROPOSAL 1 ELECTION OF DIRECTORS	8
Information Regarding the Nominees	8
Information Regarding Other Directors Continuing in Office	10
CORPORATE GOVERNANCE	13
Independence of the Board of Directors	13
Board Leadership Structure	13
Risk Oversight Management	13
Information Regarding the Board of Directors and its Committees	14
Audit Committee	14
Compensation Committee	15
Compensation Committee Interlocks and Insider Participation	15
Corporate Governance and Nominating Committee	15
Strategy Committee	16
Meetings of the Board of Directors	17
Code of Business Conduct	17
Stockholder Communications with the Board of Directors	17
Attendance at Annual Meeting of Stockholders by the Board of Directors	17
Compensation of Directors	17
Agreement with 180 Degree Capital Corp.	19
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
Independent Registered Public Accounting Firm’s Fees	20
Pre-Approval Policies and Procedures	21
Audit Committee Report	22

SYNACOR, INC.

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Via Live Webcast on Thursday, May 16, 2019 at 11:00 a.m. Eastern Time

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of Synacor, Inc. (sometimes referred to as “we,” the “Company” or “Synacor”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). To minimize costs and for your convenience, we have opted to hold the Annual Meeting exclusively via live webcast. The Annual Meeting will be accessible at http://www.virtualshareholdermeeting.com/SYNC2019. Please note that because the Annual Meeting is being held via live webcast only, you will not be able to attend the Annual Meeting in person.

You are invited to attend the Annual Meeting via the live webcast to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting via the live webcast to vote your shares. Instead, you may follow the instructions provided in this Proxy Statement or on your proxy card or Notice to submit your proxy by telephone or the Internet or to request a proxy card.

We intend to commence mailing to all stockholders of record entitled to vote at the Annual Meeting either the Notice of Internet Availability of Proxy Materials (the “Notice”) or paper copies of this Proxy Statement together with our Annual Report on Form 10-K on or about April 5, 2019. Additionally, we intend to post our Annual Report on Form 10-K, this Proxy Statement and the accompanying proxy card on the Internet at http://investor.synacor.com and http://www.proxyvote.com on or about April 5, 2019.

How do I attend the Annual Meeting via live webcast?

To minimize costs and for your convenience, we have again opted to hold the Annual Meeting exclusively via live webcast. The Annual Meeting will be accessible at http://www.virtualshareholdermeeting.com/SYNC2019. To attend the Annual Meeting via the live webcast, you will need the 16-digit control number that appears on the Notice, proxy card or voting instruction forms provided to you. Additional directions for participating in the Annual Meeting are available at http://www.virtualshareholdermeeting.com/SYNC2019. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time. Please note that because the Annual Meeting is being held via live webcast only, you will not be able to attend the Annual Meeting in person.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of paper copies of this Proxy Statement and Fiscal Year 2018 Annual Report on Form 10-K?

We continue to take advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided on your proxy card or contact your broker, bank or other nominee.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 18, 2019 will be entitled to vote at the Annual Meeting. On the record date, there were 39,052,682 shares of our common stock (“Common Stock”) outstanding. All holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of March 18, 2019 at the Annual Meeting.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be accessible for ten days prior to the meeting at our principal place of business, 40 La Riviere Drive, Suite 300, Buffalo, New York 14202, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting such list of stockholders will be available for examination at http://www.virtualshareholdermeeting.com/SYNC2019.

Stockholder of Record: Shares Registered in Your Name

If on March 18, 2019 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record with respect to those shares. As a stockholder of record, you may vote your shares electronically at the Annual Meeting or you may vote by proxy. Regardless of whether you plan to attend the Annual Meeting via the live webcast, we urge you to vote by proxy following the instructions on your proxy card, Notice or voting instruction form to ensure your vote is counted. Even if you have voted by proxy, you may still vote at the Annual Meeting, and if you do so, your vote will revoke any proxy previously submitted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 18, 2019 your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your bank or broker. Many organizations enable beneficial owners to give voting instructions via telephone or the Internet as well as in writing. If you wish to vote electronically at the Annual Meeting, you must follow the instructions for obtaining a legal proxy from the record holder of the shares (or your broker, bank or nominee) authorizing you to vote at the Annual Meeting. Since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you obtain a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or other custodian.

What am I voting on?

There are three matters scheduled for a vote:

•

Proposal No. 1: Election of the three (3) members of our Board of Directors identified in Proposal No. 1 to serve as Class II directors until our 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

•

Proposal No. 3: Approval, on a non-binding, advisory basis, of the compensation of our named executive officers. Even though your vote is advisory and therefore will not be binding on the Company, the Board’s Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

How do I vote?

For Proposal 1, you may either vote “FOR” all the nominees to our Board of Directors or you may withhold your vote from any nominee you specify. You may not vote your proxy “FOR” the election of any persons in addition to the three named nominees. For Proposals 2 and 3, you may vote “FOR” or “Against” the proposal or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Notice, or vote electronically at the Annual Meeting. Regardless of whether you plan to attend the meeting via the live webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting via the live webcast and vote at such time even if you have already voted by proxy.

•

To vote using a proxy card, complete, date and sign your proxy card and return it promptly in the postage-prepaid return envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you need a proxy card, you may request one by following the instructions provided in the Notice.

•	To vote on the Internet, please follow the instructions provided on your proxy card or Notice.

•	To vote by telephone, please follow the instructions provided on your proxy card or Notice.

•

To vote at the Annual Meeting, you will need the 16-digit control number that appears on your proxy card or Notice. Additional directions for participating in the Annual Meeting are available at http://www.virtualshareholdermeeting.com/SYNC2019. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time.

•	Because the Annual Meeting is being held only via live webcast, you will not be able to attend the Annual Meeting (or vote your shares) in person.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and accuracy of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

See “Who can vote at the Annual Meeting?—Beneficial Owner: Shares Registered in the Name of a Broker or Bank” for voting instructions if you beneficially own shares held in street name.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on March 18, 2019.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each of the three nominees for director, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, and “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing these proxy materials and the Notice, our directors, executive officers, employees and agents may also solicit proxies in person, by telephone or by other means of communication. Directors, executive officers and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have engaged The Proxy Advisory Group, LLC to provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting.

If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date via the Internet or by telephone.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at Synacor, Inc., 40 La Riviere Drive, Suite 300, Buffalo, New York 14202.

•

You may attend the Annual Meeting via the live webcast and vote electronically. Simply attending the meeting via the live webcast will not, by itself, revoke your proxy. To vote at the Annual Meeting, you will need the 16-digit control number that appears on your proxy card or Notice. Additional directions for participating in the Annual Meeting are available at http://www.virtualshareholdermeeting.com/SYNC2019. We encourage you to allow ample time for online check-in, which will begin at 10:55 a.m. Eastern Time.

If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:

•	You may submit new voting instructions to your broker, trustee or nominee.

•

If you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, you may vote your shares electronically. To do so, you must follow the instructions for obtaining a legal proxy from the record holder of the shares (or your broker, bank or nominee) authorizing you to vote at the Annual Meeting, and then attend the Annual Meeting via the live webcast.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. With respect to Proposal 1, the inspector of election will count “FOR” votes. Abstentions and broker non-votes will not affect the outcome of Proposal 1.

With respect to Proposals 2 and 3, the inspector of election will count separately “FOR”, “Against” and “Abstain” votes and broker non-votes. For purposes of Proposals 2 and 3, “Abstain” votes and broker non-votes will not be counted towards the vote total for such proposal.

See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote?”

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors, without instructions from the beneficial owner and instructions are not given.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, while broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

How many votes are needed to approve each proposal?

Proposal No. 1. Directors are elected by a plurality of the votes cast at the Annual Meeting or represented by proxy. The three nominees for director receiving the highest number of affirmative votes will be elected. Stockholders may not cumulate votes in the election of directors. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal No. 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 will be decided by a majority of the votes cast at the Annual Meeting (or represented by proxy) either affirmatively or negatively. Abstentions and broker non-votes will have no impact on the vote on the proposal.

Proposal No. 3. Advisory approval of the compensation of our named executive officers will be decided by a majority of the votes cast at the Annual Meeting (or represented by proxy) either affirmatively or negatively. Abstentions and broker non-votes will have no impact on the vote on the proposal.

What are the Board’s voting recommendations?

•	Proposal No. 1: “FOR” each of the nominees to our Board of Directors.

•	Proposal No. 2: “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

•	Proposal No. 3: “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders present at the meeting or by proxy. On the record date, there were 39,052,682 shares of Common Stock outstanding and entitled to vote. Thus, 19,526,342 shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the meeting. Under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2020 Annual Meeting of Stockholders?

To be included in our Proxy Statement for the 2020 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than December 7, 2019, or one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first commenced mailing our proxy materials and Notices in connection with this year’s Annual Meeting.

How can stockholders submit proposals to be raised at the 2020 Annual Meeting of Stockholders that will not be included in our Proxy Statement for the 2020 Annual Meeting of Stockholders?

To be raised at the 2020 annual meeting of stockholders, stockholder proposals must comply with our amended and restated bylaws (the “Bylaws”). Under our Bylaws, a stockholder must give advance notice to our Corporate Secretary of any business, including nominations of directors to our Board, that the stockholder wishes to raise at the 2020 annual meeting of stockholders. Except as provided below, a stockholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. Since we commenced mailing proxy materials for the 2019 Annual Meeting of Stockholders on April 5, 2019, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no earlier than January 21, 2020 and no later than February 20, 2020, in order to be raised at our 2020 annual meeting of stockholders. If a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance—Corporate Governance and Nominating Committee.”

What if the date of the 2020 Annual Meeting of Stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Exchange Act, if the date of the 2020 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, for stockholder proposals that will not be included in our Proxy Statement, notice of such proposal must be received no later than the close of business on the later of (i) the 90th day prior to the 2020 annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the meeting is first made.

Does a stockholder proposal require specific information?

With respect to a stockholder’s nomination of a candidate to our Board, the stockholder notice to our Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current Bylaws may be found on our website at http://www.synacor.com in the Investor Relations section.

PROPOSAL 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation (the “Charter”) and Bylaws provide for a classified board of directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. Our Board of Directors currently consists of nine directors. The class of directors standing for election at the Annual Meeting currently consists of three directors. Three directors will be elected at the Annual Meeting to serve until our 2022 annual meeting of stockholders or until their successors are duly elected and qualified. The directors being nominated for election to our Board of Directors (each, a “Nominee”), their ages as of March 18, 2019, their positions and offices held and certain biographical information are set forth below.

The proxy holders intend to vote all proxies received by them FOR the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, each Nominee has consented to being named in this proxy statement and to serving as a director if elected. The three Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors. Abstentions and broker non-votes will not be counted toward an individual’s total. Proxies cannot be voted for more than three individuals. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal?”. There are no family relationships among any of our directors or executive officers.

Information Regarding the Nominees

Name	Age	Positions and Offices Held
Elisabeth B. Donohue	53	Director
Marwan Fawaz	56	Director
Michael J. Montgomery	64	Director

Elisabeth B. (Lisa) Donohue was appointed to our Board of Directors in May 2017. Ms. Donohue currently serves as the CEO of Publicis Spine, a data assets, technology and talent platform launched by Publicis Groupe in October 2017, and is a member of the Publicis Groupe Management Committee. From April 2016 to October 2017, Ms. Donohue served as Global Brand President of media communications agency Starcom Worldwide and member of the Publicis Media Global Executive Team. From 2009 through 2016, Ms. Donohue served as CEO of Starcom USA, where she drove Starcom’s industry-leading digital offering and built the agency’s data and analytics practice. Prior to that, Ms. Donohue served as President of MediaVest USA, overseeing all strategic planning and digital media services. Ms. Donohue graduated from Brown University with a B.A. in Organizational Behavior and Management and Economics. We believe Ms. Donohue’s career experience in the advertising industry provides a significant and valued perspective to an important sector of our business. Additionally, Ms. Donohue’s experience serving as a chief executive officer with financial oversight responsibilities is valuable to the Audit Committee.

Marwan Fawaz has been a member of our Board of Directors since December 2011. Mr. Fawaz currently serves as an executive advisor to Google and Alphabet Inc., or Alphabet. From June 2016 to August 2018, Mr. Fawaz served as the CEO of Nest, a division of Alphabet. Prior to that he was the principal of Fawaz Consulting Services, and from June 2012 to May 2013, Mr. Fawaz served as Executive Vice President of Motorola Mobility LLC following its acquisition by Google, with responsibility for the Motorola Home Division. Prior to joining Motorola, Mr. Fawaz was a founder and partner at Sarepta Advisors, a technology consulting company based in Denver. From August 2006 through March 2011, Mr. Fawaz was an Executive Vice President and Chief Technology Officer at Charter Communications, where he served as an executive officer during the pendency of its Chapter 11 cases in 2009. From March 2003 until July 2006, Mr. Fawaz served as Senior Vice

President and Chief Technical Officer for Adelphia Communications Corporation, or Adelphia. Adelphia filed a petition under Chapter 11 of the Bankruptcy Code in June 2002. From April 2002 to March 2003, he served as Investment Specialist/Technology Analyst for Vulcan, Inc. Mr. Fawaz served as Regional Vice President of Operations for the Northwest Region for Charter Communications from July 2001 to March 2002. From July 2000 to December 2000, he served as Chief Technology Officer for Infinity Broadband. He served as Vice President—Engineering and Operations at MediaOne, Inc. from January 1996 to June 2000. Mr. Fawaz currently serves on the board of directors of CSG Systems International, Inc. (CSGS:NASDAQ) where he serves on the nominating and governance committee. Mr. Fawaz received a B.S. degree in electrical engineering and a M.S. in telecom engineering from California State University—Long Beach. We believe Mr. Fawaz’s significant experience as an executive at broadband service providers enables him to bring a valuable customer perspective to our Board and provides our Board with insight into how prospective and existing customers value our product offering.

Michael J. Montgomery has been a member of our Board of Directors since December 2011. Mr. Montgomery advises and invests in companies through his consulting firm, Montgomery Advisory LLC. Mr. Montgomery is also a lecturer at the UCLA Anderson School of Management, where he teaches a course focusing on the impact of technology on media. Mr. Montgomery served as president of Montgomery & Co., a media and technology investment banking firm, through June of 2013. Prior to joining the predecessor company to Montgomery & Co. in 1999, Mr. Montgomery was the chief executive officer at Sega GameWorks, a joint venture between Sega, Universal Studios and DreamWorks Studios. Before that, Mr. Montgomery was a senior executive at DreamWorks Studios from 1995 until 1997. Before joining DreamWorks Studios, Mr. Montgomery spent approximately eight years with The Walt Disney Company and its affiliates, where he held a number of senior positions including managing director and chief financial officer of EuroDisney and treasurer of The Walt Disney Company. He has previously served on the boards of directors of Corus Pharma and Pathogenesis, a public pharmaceutical company that was acquired by Chiron Corporation in 2000. Mr. Montgomery was also a board member of and chair of the audit committee for DreamWorks Animation (DWA:NASDAQ), sold in August 2016 to NBCUniversal, a division of Comcast Corporation. Mr. Montgomery received his M.B.A. from the Amos Tuck School at Dartmouth College, where he also received a B.A. degree as Rufus Choate Scholar with magna cum laude honors. We believe that Mr. Montgomery’s experience overseeing a media and technology investment banking business gives him a unique and valuable insight regarding the Internet and other emerging media businesses. Additionally, we believe Mr. Montgomery’s prior operational and financial experience is valuable to our Board and his experience serving as the Chair of DreamWorks Animation’s audit committee is, likewise, valuable to the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Information Regarding Other Directors Continuing in Office

Set forth below is information regarding our continuing directors, including their ages as of March 18, 2019, the period during which they have served as a director, and certain information as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Class III Directors—Term Ending in 2020

Gary L. Ginsberg, age 56, has been a member of our Board of Directors since December 2011. In November 2018, Mr. Ginsberg joined SoftBank Group Corp. as Senior Vice President and Global Head of Communications, where he is responsible for leading SoftBank’s corporate communications strategy and initiatives and overseeing its external and internal global communications functions. Mr. Ginsberg works closely with SoftBank’s global portfolio of companies in support of SoftBank’s efforts to ensure alignment and create value across the SoftBank ecosystem. Previously, Mr. Ginsberg served as Executive Vice President of Corporate Marketing and Communications at Time Warner Inc., where he was responsible for managing the Company’s marketing and communications initiatives. From 1999 through late 2009, Mr. Ginsberg served in various capacities at News Corporation, including Executive Vice President of Global Marketing and Corporate Affairs and a member of the Office of the Chairman. Mr. Ginsberg was also a managing director at the strategic consulting firm Clark & Weinstock and a senior editor and counsel at George, the magazine. Before joining George, Mr. Ginsberg served in the Clinton administration at both the White House counsel’s office and the U.S. Department of Justice. Mr. Ginsberg began his career as an attorney with Simpson Thacher & Bartlett LLP. Mr. Ginsberg is co-chairman of the board of directors of New Visions for Public Schools, a member of the board of directors of Townsquare Media, Inc., where he serves on the audit committee, the compensation committee and the corporate governance and nominating committee, and a member of the board of directors of Malaria No More. Additionally, Mr. Ginsberg is a member of the Council on Foreign Relations and is an adjunct professor at Columbia Business School. Mr. Ginsberg holds an A.B. from Brown University and a J.D. from Columbia University School of Law. We believe Mr. Ginsberg’s significant and high-level experience in the media industry enables him to bring valuable operational and management experience to our Board and provides our Board with a unique insight into potential partnerships with companies in the media industry.

Scott Murphy, age 49, rejoined our Board of Directors in October 2014 after having previously served on our Board of Directors from October 2004 until April 2009, when he won a special election to serve as U.S. Representative of New York’s 20th congressional district. After completing his congressional service in 2011, Mr. Murphy rejoined Advantage Capital Partners in 2012 as a managing director and chief investment officer. Mr. Murphy previously worked at Advantage Capital from 2001 to 2009, overseeing the firm’s New York portfolio. Prior to his first tenure at Advantage Capital, Mr. Murphy co-founded three high-tech companies, including a game company that brought fantasy football and baseball to the Internet. Mr. Murphy also founded an online auction company that was sold to eBay, Inc. and a website-building company that was sold to iXL Enterprises Inc. Mr. Murphy received his A.B. in Social Studies from Harvard University. We believe Mr. Murphy’s experience in investing, in entrepreneurship and in public service, along with his expertise in shareholder rights and corporate governance, enables him to bring unique insight, operational experience and financial experience to our Board.

Kevin Rendino, age 52, was appointed to our Board of Directors in March 2019. Mr. Rendino is a financial services leader with three decades of Wall Street experience and expertise in capital markets, value investing and global equity markets. Mr. Rendino has served as Chairman, Chief Executive Officer and Portfolio Manager of 180 Degree Capital Corp. (TURN:NASDAQ) since March 2017 and as a member of its board of directors since June 2016, serving as a member of its compensation and audit committees until December 2016. From December 2012 to March 2017, Mr. Rendino served as Chairman and Chief Executive Officer of RGJ Capital. Prior to that, Mr. Rendino worked for over twenty years as a managing director and portfolio manager at BlackRock/Merrill Lynch, where he oversaw 11 funds and $13 billion in assets and served as a member of its leadership committee. Mr. Rendino has been a frequent contributor to CNBC, Bloomberg TV, Fox Business, The New York Times and

The Wall Street Journal. Since November 2017, Mr. Rendino has served as a member of the Board of Directors of TheStreet, Inc. (TST:NASDAQ) and is a member of its audit committee. From May 2016 to March 2018, Mr. Rendino served on the board of directors of Rentech, Inc. and as a member of its compensation and audit committees. Mr. Rendino received a B.S. degree in finance from the Carroll School of Management at Boston College with magna cum laude honors. We believe Mr. Rendino’s extensive experience in the financial services industry and as a Wall Street leader and shareholder advocate will add unique insights and shareholder perspective to our Board.

Class I Directors—Term Ending in 2021

Himesh Bhise, age 51, has been a member of our Board of Directors and our President and Chief Executive Officer since August 2014. Mr. Bhise has led the Company’s shift from a desktop search monetization business towards an advertising, media and software platforms business. From June 2012 until he joined Synacor, Mr. Bhise served as the Vice President of New Services & Platforms of the Comcast Cable unit of Comcast Corporation where he was responsible for incubating, launching and operating video, Internet and advertising growth businesses. From July 2010 to June 2012, Mr. Bhise was Managing Director at Activate, Inc., a strategy and technology consulting firm where he specialized in product development, marketing and partnering strategies to jumpstart growth. From June 2009 to June 2010, Mr. Bhise led products and growth strategy at Gerson Lehrman Group, Inc. From September 2005 to January 2009, Mr. Bhise was Vice President and general manager of the High Speed Internet business at Charter Communications, responsible for broadband, portal and multi-platform services. Before that, Mr. Bhise served as Vice President and General Manager of AOL Inc.’s mobile division from June 2003 to August 2005, and from 1996 to 2003 worked at McKinsey & Company in its telecom, mergers and acquisitions and marketing practices. Mr. Bhise received his M.B.A. from the Wharton School of the University of Pennsylvania. We believe it is appropriate and desirable for our Chief Executive Officer to serve on our Board, as it provides our Board with useful insights with respect to management and operations. Additionally, Mr. Bhise brings to our Board extensive experience as an operating executive in the broadband, multiscreen and mobile industries.

Andrew Kau, age 57, has been a member of our Board of Directors since December 2000. Prior to that period, Mr. Kau served as a director of MyPersonal.com, Inc., one of our predecessor companies, from September 1999 until its acquisition by Chek, Inc. to form Synacor. Mr. Kau has been a managing director at Walden International since 1994. From 1992 to 1994, Mr. Kau was President of Chemical Technologies Ventures. Mr. Kau was a management consultant at Strategic Planning Associates, LLC from 1991 to 1992 and at Booz, Allen and Hamilton Inc. from 1985 to 1987. From 1983 to 1985, Mr. Kau was a research scientist at Systems Planning Corporation. Mr. Kau holds a Sc.B. in Electrical Engineering from Brown University and an M.B.A. from the University of Virginia. We believe Mr. Kau’s lengthy experience as a venture capital investor enables him to bring significant technology knowledge to our Board, as well as relationships with key industry contacts and potential strategic partners. Additionally, Mr. Kau’s lengthy history on our Board enables him to provide essential leadership to our Board on corporate governance and operational matters.

Jordan Levy, age 63, has been a member of our Board of Directors since October 2001 and has served as Chairman of the Board since October 2007. Mr. Levy currently serves as a managing partner at SBNY (Softbank Capital NY) and also as managing partner of Seed Capital Partners, an early stage venture capital fund he co-founded in late 1999. SBNY is a venture capital firm specializing in mobile, social media, eCommerce and digital media investments in early stage technology companies. In addition, Mr. Levy serves as co-managing partner of Z80 Labs, an accelerator fund created to help kick-start the start-up ecosystem. Prior to co-founding Seed Capital Partners, Mr. Levy was co-founder of ClientLogic and was President, co-CEO and co-Chair of its predecessor companies SOFTBANK Services Group and Upgrade Corporation of America (now SITEL Worldwide). Mr. Levy also co-founded QSR Brands, a franchisee of Subway Restaurants in upstate New York. Mr. Levy previously served as Senior Vice President of Software Etc (now GameStop GME:NASDAQ), a chain of computer and video game stores throughout the United States, and as Executive Vice President of Software Distribution Services (now known as Ingram Micro IM:NASDAQ ). Mr. Levy currently serves on (i) the boards of directors of several privately-held technology companies, (ii) the Upstate New York Regional Advisory Board of the Federal Reserve Bank of New York, (iii) the Mount Sinai Medical Center Foundation Executive Committee in Miami, Florida, and (iv) the board of directors and as Chair Emeritus of 43North, the largest business plan competition in the United States. In addition to his business activities, Mr. Levy is the former chairman of the Erie Canal Harbor Development Corporation, the state agency responsible for the redevelopment of Buffalo’s historic waterfront, which he led for almost five years. He is also on the advisory board for NYC Seed. Mr. Levy holds a B.A. in Political Science from the State University of New York at Buffalo. We believe Mr. Levy’s service on the boards of directors of other public companies and his lengthy history on our Board give him a strong understanding of his role as a member of our Board and enables him to provide essential strategic and corporate governance leadership to our Board. Additionally, Mr. Levy’s experience as a venture capital investor, including at the seed stage, enables him to bring to our Board significant technology experience and insights in evaluating new businesses and products.

CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Board of Directors is currently composed of nine members. Ms. Donohue and Messrs. Fawaz, Ginsberg, Kau, Levy, Montgomery, Murphy and Rendino qualify as independent directors in accordance with the published listing requirements of the Nasdaq Stock Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. The directors hold office until their successors have been duly elected and qualified or their earlier death, resignation, retirement, disqualification or other removal.

Board Leadership Structure

We currently have separate individuals serving as Chairman of the Board of Directors and as our principal executive officer. Mr. Levy has served as Chairman of the Board of Directors since October 2007 and Mr. Bhise has served as our President and Chief Executive Officer since August 2014. Under our Corporate Governance Guidelines the positions of Chairman and Chief Executive Officer should be separate, and the Chairman should be selected from the non-employee directors. Separating the positions of Chief Executive Officer and Chairman of the Board of Directors allows our President and Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead our Board in its fundamental role of providing independent advice to and oversight of management. Our Board believes that having an independent director serve as Chairman of the Board of Directors is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Because we have separate individuals serving as Chairman of the Board of Directors and as our principal executive officer, we do not have a lead independent director; the responsibilities of a lead independent director are discharged by the Chairman of the Board of Directors.

Risk Oversight Management

Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, legal/compliance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board of Directors as a whole has responsibility for the oversight of enterprise risk management. The Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management and independent auditors. The Compensation Committee reviews processes related to, and steps taken to mitigate material risks related to our compensation programs. The oversight roles of our Board, Compensation Committee and Audit Committee are supported by management reporting processes that are designed to provide visibility into the identification, assessment and management of critical risks.

Information Regarding the Board of Directors and its Committees

Our independent directors periodically meet in executive sessions at which only independent directors are present. Our Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategy Committee. The following table provides membership information for each of the committees:

Name	Audit	Compensation	Corporate Governance and Nominating	Strategy
Himesh Bhise				X
Elisabeth B. Donohue	X
Marwan Fawaz		X		X
Gary L. Ginsberg		*X
Andrew Kau		X	X
Jordan Levy			*X
Michael J. Montgomery	*X		X	*X
Scott Murphy	X			X
Kevin Rendino (1)	X			X

*	Denotes committee chair.
(1)	Mr. Rendino was appointed to the Audit and Strategy Committees on April 1, 2019.

Below is a description of each committee of our Board of Directors. Our Board of Directors has determined that each member of each of the Audit, Compensation and Corporate Governance and Nominating Committees meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Synacor. Each committee of our Board of Directors has a written charter approved by our Board of Directors. Copies of each charter are posted on our website at http://www.synacor.com in the Investor Relations section.

Audit Committee

The Audit Committee of our Board of Directors, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, the Audit Committee is responsible for reviewing our disclosure controls and procedures and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee has oversight for our code of business conduct and is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters, federal securities laws (including any rules or regulations thereunder), the disclosures we are required to make to our stockholders as a public company and any other securities matters related to our code of business conduct, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting, auditing or securities laws matters. In addition, the Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. The Audit Committee also is responsible for reviewing and approving all related party transactions in accordance with our related party transactions approval policy.

The current members of the Audit Committee are Ms. Donohue and Messrs. Montgomery, Murphy and Rendino, each of whom is independent for audit committee purposes under the rules and regulations of the SEC and the listing standards of Nasdaq. Mr. Montgomery currently chairs the Audit Committee. The Audit Committee met 6 times during the fiscal year ended December 31, 2018.

Our Board of Directors has determined that Mr. Montgomery is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The designation does not impose on Mr. Montgomery any duties, obligations or liability that are greater than are generally imposed on him as member of the Audit Committee and our Board of Directors.

Compensation Committee

The purpose of the Compensation Committee of our Board of Directors is to assist our Board of Directors with certain responsibilities relating to executive compensation policies and programs. Among other things, specific responsibilities of the Compensation Committee include evaluating the performance, and determining the compensation, of our Chief Executive Officer. In consultation with our Chief Executive Officer, it also determines the compensation of our other executive officers. In addition, the Compensation Committee administers our equity compensation plans and has the authority to grant equity awards and approve modifications of such awards under our equity compensation plans, subject to the terms and conditions of any equity award policy adopted by our Board of Directors. The Compensation Committee also oversees the review process related to, and steps taken to mitigate, material risk associated with our compensation practices, oversees the process and reviews the results of any compensation-related matter presented for a stockholder vote, and reviews and approves various other compensation policies and matters.

The current members of the Compensation Committee are Messrs. Fawaz, Ginsberg and Kau. Mr. Ginsberg currently chairs the Compensation Committee. Each of Messrs. Fawaz, Ginsberg and Kau is an “independent director” under the applicable rules and regulations of Nasdaq, a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director,” as that term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met 9 times during the fiscal year ended December 31, 2018.

Our Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Frederic W. Cook & Co. as its independent compensation consultant. The consultant provides the committee with data about the compensation paid by a peer group of companies and other companies that may compete with us for executives, and develops recommendations for structuring our compensation programs. The consultant is engaged solely by the Compensation Committee and does not provide any other services directly to us or our management.

The Compensation Committee has assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, Messrs. Fawaz, Ginsberg and Kau each served on the Compensation Committee of our Board of Directors. None of these individuals is currently or has been at any time one of our officers or employees. None of our executive officers has ever served as a member of the board of directors or compensation committee (or committee serving a similar function) of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of our Board of Directors oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our Board of Directors, and evaluates the performance of our Board of Directors and individual directors. The Corporate Governance and Nominating Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and making recommendations to our Board of Directors concerning corporate governance matters.

The current members of the Corporate Governance and Nominating Committee are Messrs. Kau, Levy and Montgomery, each of whom is independent under the listing standards of Nasdaq. Mr. Levy currently chairs the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time during the fiscal year ended December 31, 2018.

The Corporate Governance and Nominating Committee believes that members of our Board of Directors should have certain minimum qualifications, including having the highest professional and personal ethics and values, broad experience at the policy-making level in business, government, education, technology or public interest, a commitment to enhancing stockholder value, and sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Corporate Governance and Nominating Committee also considers such other guidelines and various and relevant career experience, relevant skills, such as an understanding of the telecommunications and high-speed Internet provider industries, financial expertise, diversity and local and community ties. While we do not maintain a formal policy requiring the consideration of diversity in identifying nominees for director, diversity is, as noted above, one of the factors the Corporate Governance and Nominating Committee considers in conducting its assessment of director nominees. We view diversity expansively to include those attributes that we believe will contribute to a Board of Directors that, through a variety of backgrounds, viewpoints, professional experiences, skills, educational experiences and other such attributes, is best able to guide us and our strategic direction. Candidates for director nominees are reviewed in the context of the current make-up of our Board of Directors. The Corporate Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors.

In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee also reviews such directors’ overall performance during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships or transactions that might impair such directors’ independence.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board of Directors or the Corporate Governance and Nominating Committee for consideration. If a stockholder wishes to recommend a director candidate for consideration by the Corporate Governance and Nominating Committee, pursuant to our Corporate Governance Guidelines, the stockholder recommendation should be delivered to our Corporate Secretary at our principal executive offices, and should include:

•

To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act, in which such individual is a nominee for election to our Board of Directors;

•	The director candidate’s written consent to (A) if selected, be named in our proxy statement and proxy materials and (B) if elected, serve on our Board of Directors; and

•	Any other information that such stockholder believes is relevant in considering the director candidate.

Strategy Committee

The Strategy Committee of our Board of Directors provides input to our management in their development of our long-term corporate strategy. Among other things, specific responsibilities of the Strategy Committee include the evaluation of external developments and factors, including changes in our industry, competition and technology that impact our strategy, and the review of potential material mergers and acquisitions, combinations, joint ventures, divestitures and investments. The current members of the Strategy Committee are Messrs. Bhise, Fawaz, Montgomery, Murphy and Rendino. Mr. Montgomery currently chairs the Strategy Committee.

Meetings of the Board of Directors

Our Board of Directors met 13 times during the fiscal year ended December 31, 2018. During the fiscal year ended December 31, 2018, each director then in office attended 75% or more of the aggregate of the meetings of our Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

Code of Business Conduct

Our Board of Directors has adopted a code of business conduct. The code of business conduct applies to all of our employees, officers and directors. The full text of our code of business conduct is posted on our website at http://www.synacor.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our code of business conduct, or waivers of these provisions, at the same location on our website identified above and also in public filings.

Stockholder Communications with the Board of Directors

Stockholders may communicate with our Board of Directors, either generally or with a particular director, by writing to the following address:

The Board of Directors

c/o Corporate Secretary

Synacor, Inc.

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

Each such communication should set forth (i) the name and address of such stockholder, as they appear on our books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of stock that are owned of record by such record holder and beneficially by such beneficial owner.

The person receiving such stockholder communication shall, in consultation with appropriate members of our Board of Directors as necessary, generally screen out communications from stockholders to identify communications that are (i) solicitations for products and services, (ii) matters of a personal nature not relevant for stockholders, or (iii) matters that are of a type that render them improper or irrelevant to the functioning of our Board of Directors and Synacor.

Attendance at Annual Meeting of Stockholders by the Board of Directors

We do not have a formal policy regarding attendance by members of our Board of Directors at our annual meeting of stockholders. Directors are encouraged, but not required, to attend the annual meeting of stockholders. Ms. Donohue and Messrs. Bhise and Levy attended our 2018 Annual Meeting of Stockholders.

Compensation of Directors

The compensation of our non-employee directors consists of an annual cash retainer (paid quarterly) and stock option grants (in addition to reimbursement for reasonable out-of-pocket expenses incurred in attending Board and committee meetings).

Under the cash compensation portion of our non-employee director compensation program, all non-employee directors are paid an annual cash retainer of $35,000 for service on our Board. Additional annual cash retainer amounts are paid as follows:

•	Non-employee chairman of the Board: $35,000;

•	Audit committee member: $7,500;

•	Audit committee chair: $15,000;

•	Compensation committee member: $6,500;

•	Compensation committee chair: $12,500;

•	Nominating and corporate governance committee member: $3,500;

•	Nominating and corporate governance committee chair: $7,500;

•	Strategy committee member: $7,000; and

•	Strategy committee chair: $14,000.

Under the equity compensation portion of our non-employee director compensation program, newly-elected non-employee directors receive an initial stock option grant of up to 50,000 shares, to be granted at the first Board meeting occurring on or following such director’s initial election to our Board of Directors. Each non-employee director who is re-elected to our Board receives a stock option grant of up to 30,000 shares, to be granted at the first Board meeting occurring on or following such director’s re-election to our Board of Directors, and an annual stock option grant of up to 15,000 shares granted at the time of our annual stockholders’ meeting in each of the following two years if he or she continues to serve on our Board of Directors. All such options vest over four years of service, with 25% vesting after completion of one year of service and the remainder vesting monthly over an additional three years of service. In addition, in the event of our change of control or the director’s death, disability or retirement at or after age 65, any unvested option shares will fully vest.

The following table sets forth the total compensation earned by each person who served as a director during the fiscal year ended December 31, 2018, other than a director who also served as an executive officer.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)		Total ($)
Elisabeth B. Donohue	42,500	14,706	(5)	57,206
Marwan Fawaz	48,500	14,706	(5)	63,206
Gary L. Ginsberg	47,500	14,706	(5)	62,206
Andrew Kau	45,000	29,413	(4)	74,413
Jordan Levy	84,000	29,413	(4)	113,413
Michael J. Montgomery	67,500	14,706	(5)	82,206
Scott Murphy	49,500	14,706	(5)	64,206

Notes:

(1)	The fees earned or paid in cash to our directors in fiscal year 2018 are based on the compensation policy set forth above.
(2)

The amounts in this column represent the aggregate grant date fair value of option awards granted to the director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 9 of the Notes to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 14, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

(3)

As of December 31, 2018, the above-listed directors held outstanding options to purchase the following number of shares of our common stock: Elisabeth B. Donohue (65,000), Marwan Fawaz (175,000), Gary L.

Ginsberg (175,000), Andrew Kau (175,000), Jordan Levy (192,500), Michael J. Montgomery (175,000), and Scott Murphy (125,000).
(4)

Reflects an option to purchase 30,000 shares of our common stock granted to the director on May 17, 2018, at an exercise price of $1.95 per share. The option vests over four years of service beginning on June 1, 2018, with 25% vesting upon completion of 12 months of service and the remainder vesting in 36 equal monthly installments thereafter. The option will vest in full upon a change of control, death, total and permanent disability or retirement at or after age 65.

(5)

Reflects an option to purchase 15,000 shares of our common stock granted to the director on May 17, 2018, at an exercise price of $1.95 per share. The option vests over four years of service beginning on June 1, 2018, with 25% vesting upon completion of 12 months of service and the remainder vesting in 36 equal monthly installments thereafter. The option will vest in full upon a change of control, death, total and permanent disability or retirement at or after age 65.

Agreement with 180 Degree Capital Corp.

On March 1, 2019, we entered into an agreement with 180 Degree Capital Corp. (“180 Degree”), the beneficial owner of approximately 7.3% of our common stock as of March 18, 2019. Immediately following the execution of the agreement, pursuant to resolutions previously approved by our Board of Directors, (i) the total number of directors constituting our Board was increased from eight (8) to nine (9) in accordance with our Bylaws and (ii) Mr. Rendino was appointed and elected to serve as a Class III director of the Company (the “180 Degree Designee”) with an initial term that comes up for re-election at the 2020 annual meeting of stockholders.

Pursuant to the agreement, we also agreed that during the Standstill Period (as defined below), if the 180 Degree Designee is unable or unwilling to serve as a director or resigns as a director during the Standstill Period, subject to the terms and conditions of the agreement, 180 Degree has the right to nominate a replacement director, subject to the approval of the Board, not to be unreasonably withheld, and who meets certain qualification requirements under the agreement.

The agreement includes a “Standstill Period,” which begins on the date of the agreement and extends until 10 days prior to the deadline for the submission of stockholder nominations for directors for the 2020 Annual Meeting pursuant to our Bylaws; provided that if we offer to nominate the 180 Degree Designee for re-election at the 2020 annual meeting, then the Standstill Period will be automatically extended until the day following the 2020 annual meeting. So long as the 180 Degree Designee (or a replacement) is on the Board, we agreed that we will recommend, support and solicit proxies for the election of the 180 Degree Designee in the same manner as the other directors recommended by the Board for election at the applicable annual meeting of stockholders for which the 180 Degree Designee (or a replacement) is up for re-election to the Board.

The agreement further provides that 180 Degree will appear in person or by proxy at all annual and special stockholder meetings during the Standstill Period and vote all of its shares in favor of any proposal supported by a majority of our Board; provided that 180 Degree has the right to vote in its sole discretion with respect to any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination involving the Company or any of its affiliates (each, an “Extraordinary Transaction”).

Under the terms of the agreement, during the Standstill Period, 180 Degree agreed not to, among other things, (i) solicit proxies regarding any matter to come before any annual or special meeting of stockholders during the Standstill Period, (ii) enter into a voting agreement or any group with stockholders other than 180 Degree affiliates and current group members, (iii) (A) nominate or recommend for nomination any person for election, (B) submit proposals for consideration or otherwise bring any business before, nor (C) engage in certain activities related to “withhold” or similar campaigns, at any applicable meeting of stockholders, (iv) seek to make, or encourage any third party in making, any offer or proposal with respect to any Extraordinary Transaction or (v) acquire beneficial ownership of any Synacor common stock or other equity securities in excess of 10.0% of the then outstanding shares of common stock.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since fiscal year 2006. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, our Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

A majority of the votes cast at the Annual Meeting (or represented by proxy) either affirmatively or negatively will decide the ratification of the appointment of Deloitte & Touche LLP. Broker non-votes (although counted towards a quorum) and abstentions will have no impact on the vote on this proposal. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal?”.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees we paid to Deloitte & Touche LLP, our independent registered public accounting firm, for professional services provided during our fiscal years ended December 31, 2018 and December 31, 2017:

	Fiscal 2018	Fiscal 2017
	(In thousands)
Audit fees (1)	$700	$855
Audit-related fees (2)	12	45
Tax fees	—	—
All other fees (3)	—	75

Total fees	$712	$975

Notes:

(1)

Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements that are normally provided by Deloitte & Touche LLP in connection with regulatory filings or engagements.

(2)	Audit-related fees relate to assurance and related services that are reasonably related to the audit or review of our financial statements.
(3)	All other fees relate to accounting advisory services for the adoption and implementation of ASC 606 Revenue from Contracts with Customers.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Deloitte & Touche LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Deloitte & Touche LLP or on an individual case-by-case basis before Deloitte & Touche LLP is engaged to provide a service. All audit, audit-related and tax services were pre-approved by the Audit Committee. The Audit Committee has determined that, subject to reasonable limits, the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the independent registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SYNACOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2019.

Audit Committee Report

The Audit Committee of the Board of Directors currently consists of the three non-employee directors named below and Mr. Rendino, a non-employee director who joined the Audit Committee on April 1, 2019. The Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Mr. Montgomery is an audit committee financial expert as described in applicable rules and regulations of the SEC.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining the Company’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in the Audit Committee Charter, which the Board of Directors has adopted and which the Audit Committee reviews on an annual basis.

The Company’s management is responsible for preparing its financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of its financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s management its audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (“Form 10-K”).

The Audit Committee has also reviewed and discussed with Deloitte & Touche LLP the audited financial statements in the Form 10-K and the audit results. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AS 1301, Communication with Audit Committees. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. In addition, we received from and discussed with Deloitte & Touche LLP the written disclosures and the letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed Deloitte & Touche LLP’s independence with them. Upon completing these activities, the Audit Committee concluded that Deloitte & Touche LLP is independent from the Company and its management.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Form 10-K and filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors*:

Elisabeth B. Donohue

Michael J. Montgomery

Scott Murphy

*	Although Mr. Rendino is currently a member of the Audit Committee, he did not participate in the above matters as he joined the Audit Committee on April 1, 2019.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, our Board of Directors is providing the stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the section below entitled “Summary of Named Executive Officer Compensation” and accompanying compensation tables, and as discussed in the related narrative disclosure below. This advisory vote is commonly referred to as a “say-on-pay” vote. Stockholders may express their views on the design and effectiveness of our executive compensation program by voting “For” or “Against” approval, on a non-binding, advisory basis, of the compensation of our named executive officers, or may abstain. This vote is not intended to address any specific element of compensation, but rather the overall compensation of the named executive officers.

The goal of our executive compensation program is to enable us to attract, recruit and retain qualified employees who have the collective and individual abilities necessary to run our business to meet the challenges we face, and to focus those executives on achieving financial results that enhance the value of our stockholders’ investment. Annual variable compensation and long-term equity incentives are significant components of our executive compensation program, and are designed to focus our executive team on those financial goals that we believe are most closely related to stockholder value. We believe our compensation policies and procedures demonstrate a strong link between pay and performance. Please read the section below entitled “Summary of Named Executive Officer Compensation” and the compensation tables and narrative that follow for additional details about our executive compensation program, including information about the fiscal 2018 compensation of named executive officers.

A majority of the votes cast at the Annual Meeting (or represented by proxy) either affirmatively or negatively will decide the approval, on a non-binding, advisory basis, of the compensation of our named executive officers. Broker non-votes (although counted towards a quorum) and abstentions will have no impact on the vote on this proposal.

Because say-on-pay votes are advisory and non-binding, voting results cannot overrule any decisions made by the Board of Directors or Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS

The names of our current executive officers and certain information about each of them as of March 18, 2019 are set forth below:

Himesh Bhise—For biographical information, see “Proposal 1: Election of Directors—Information Regarding Other Directors Continuing in Office—Class I Directors—Term Ending in 2021”.

Timothy J. Heasley, age 65, was appointed our Chief Financial Officer in August 2018 after having joined the Company in May 2018 as Senior Vice President of Finance. From 2017 to 2018, Mr. Heasley served as Chief Financial Officer of National Oak Distributers, a national wholesale distributor, where he played a key role in the acquisition of a regional competitor and was responsible for the company’s finance, human resources and IT functions. From 2015 to 2016, Mr. Heasley served as Chief Financial Officer of Motus Integrated Technologies, a global manufacturer for the automotive industry, where his finance and IT responsibilities included finance team recruitment and oversight of new finance and management systems. From 2012 to 2014, Mr. Heasley served as Senior Vice President and Chief Financial Officer of Kaydon Corporation ( KDN:NYSE), a global manufacturer of specialty products for the industrial, military, aerospace, medical and energy markets. Prior to that, Mr. Heasley served in senior financial roles with Gibraltar Industries (ROCK:NYSE), MRC Industrial Group and SPS Technologies. Mr. Heasley has also served in progressive financial management positions with a diverse group of leading organizations, including Johnson Controls, TRW and Carborundum Company. Mr. Heasley holds an M.B.A. and a B.S. in Accounting from the State University of New York at Buffalo.

Steven M. Davi, age 55, has served as our Executive Vice President, Technology since April 2018 after having served as our Senior Vice President of Engineering since November 2012. Prior to joining Synacor, Mr. Davi worked at SeaChange International, Inc. (SEAC:NASDAQ), where he began employment as a software architect in 1997. Mr. Davi then progressed into several management and executive positions that culminated in his promotion to SeaChange’s Chief Technology Officer, responsible for overall software technology architecture and company strategy related to product design, system planning and industry standards. Earlier in his career, Mr. Davi held various software engineering positions at Banyan Systems Inc. and in Data General Corporation’s networking division. Mr. Davi focuses on the impact of management in agile at all levels of an organization and is the author of Executive Influence on Agile Development, a book in which he provides a practical guide of lessons learned implementing and overseeing agile transformation and development. Mr. Davi currently sits on the Worcester Polytechnic Institute Arts and Sciences Advisory Board. Mr. Davi holds a B.S. in Computer Science from Worcester Polytechnic Institute and an M.S. in Computer Science from Northeastern University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of March 18, 2019 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 18, 2019 and common stock subject to restricted stock unit awards that will vest within 60 days of March 18, 2019 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage beneficially owned is based on 39,052,682 shares of common stock outstanding on March 18, 2019 plus shares of common stock otherwise deemed outstanding under applicable SEC rules. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Synacor, Inc., 40 La Riviere Drive, Suite 300, Buffalo, New York 14202.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers
Himesh Bhise (1)	2,287,838	5.5%
Steven M. Davi (2)	251,493	0.6%
Elisabeth B. Donohue (3)	65,000	0.2%
Marwan Fawaz (4)	200,000	0.5%
Gary L. Ginsberg (5)	195,000	0.5%
Timothy J. Heasley (6)	200,000	0.5%
Andrew Kau (7)	4,050,138	10.3%
Jordan Levy (8)	261,572	0.7%
Michael J. Montgomery (9)	260,000	0.7%
Scott Murphy (10)	193,700	0.5%
Kevin M. Rendino (11)	2,889,206	7.4%
All current directors and executive officers as a group (11 persons) (12)	10,853,947	25.3%
Other 5% Stockholders
Entities associated with Walden International (13)	3,884,965	9.9%
Entities associated with Advantage Capital (14)	2,180,971	5.6%
Ariel Investments, LLC (15)	3,310,993	8.5%
Entities associated with 180 Degree Capital Corp. (16)	2,839,206	7.3%

Notes:

(1)

Represents 26,000 shares held or beneficially owned by Mr. Bhise and 2,261,838 shares issuable upon exercise of stock options issued to Mr. Bhise and exercisable within 60 days of March 18, 2019, 122,575 of which shares remained subject to vesting as of March 18, 2019.

(2)

Represents 18,293 shares held or beneficially owned by Mr. Davi and 233,200 shares issuable upon exercise of stock options issued to Mr. Davi and exercisable within 60 days of March 18, 2019, 46,867 of which shares remained subject to vesting as of March 18, 2019.

(3)

Represents 65,000 shares issuable upon exercise of stock options issued to Ms. Donohue and exercisable within 60 days of March 18, 2019, 43,125 of which shares remained subject to vesting as of March 18, 2019.

(4)

Represents 25,000 shares held or beneficially owned by Mr. Fawaz and 175,000 shares issuable upon exercise of stock options issued to Mr. Fawaz and exercisable within 60 days of March 18, 2019, 33,438 of which shares remained subject to vesting as of March 18, 2019.

(5)

Represents 20,000 shares held or beneficially owned by Mr. Ginsberg and 175,000 shares issuable upon exercise of stock options issued to Mr. Ginsberg and exercisable within 60 days of March 18, 2019, 37,188 of which shares remained subject to vesting as of March 18, 2019.

(6)

Represents 200,000 shares issuable upon exercise of stock options issued to Mr. Heasley and exercisable within 60 days of March 18, 2019, all of which shares remained subject to vesting as of March 18, 2019.

(7)

Includes 175,000 shares issuable upon exercise of stock options issued to Mr. Kau and exercisable within 60 days of March 18, 2019, 44,376 of which shares remained subject to vesting as of March 18, 2019. See footnote (13) regarding Mr. Kau’s relationship with Walden International. The address for Mr. Kau is c/o Walden International, One California Street, Suite 1750, San Francisco, California 94111.

(8)

Represents 69,072 shares held or beneficially owned by Mr. Levy and 192,500 shares issuable upon exercise of stock options issued to Mr. Levy and exercisable within 60 days of March 18, 2019, 44,376 of which shares remained subject to vesting as of March 18, 2019.

(9)

Represents 85,000 shares held or beneficially owned by Mr. Montgomery and 175,000 shares issuable upon exercise of stock options issued to Mr. Montgomery and exercisable within 60 days of March 18, 2019, 33,438 of which shares remained subject to vesting as of March 18, 2019.

(10)

Represents 68,700 shares held or beneficially owned by Mr. Murphy and 125,000 shares issuable upon exercise of stock options issued to Mr. Murphy and exercisable within 60 days of March 18, 2019, 37,188 of which shares remained subject to vesting as of March 18, 2019. The address for Mr. Murphy is c/o Advantage Capital Partners, 909 Poydras Street, Suite 2230, New Orleans, LA 70112.

(11)

Includes 50,000 shares issuable upon exercise of stock options issued to Mr. Rendino and exercisable within 60 days of March 18, 2019, all of which shares remained subject to vesting as of March 18, 2019. See footnote (16) regarding Mr. Rendino’s relationship with 180 Degree Capital Corp. (“180 Degree”). Pursuant to an assignment and assumption agreement between Mr. Rendino and 180 Degree, Mr. Rendino has assigned all economic and beneficial interest in this option (and the shares of common stock issuable upon exercise thereof) to 180 Degree. The address for Mr. Rendino is c/o 180 Degree Capital Corp., 7 N. Willow Street, Suite 4B, Montclair, NJ 07042.

(12)	Includes 3,827,538 shares issuable upon exercise of stock options exercisable within 60 days of March 18, 2019, 692,571 of which shares remained subject to vesting as of March 18, 2019.
(13)

Represents 70,846 shares held by Pacven Walden Ventures IV Associates Fund, L.P. (“Pacven IV Associates Fund”), 3,804,292 shares held by Pacven Walden Ventures IV, L.P. (“Pacven IV”) and 9,827 shares held by Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992, of which Lip-Bu Tan is a trustee. The general partner of Pacven IV Associates Fund and Pacven IV is Pacven Walden Management II, L.P. (“Pacven Management II”). The general partner of Pacven Management II is Pacven Walden Management Co., Ltd. (“Pacven Walden Management”). Lip-Bu Tan is the sole director of Pacven Walden Management and he shares voting and investment power with respect to the shares held by Pacven IV and Pacven IV Associates Fund with the other members of the investment committee of Pacven Walden Management. Lip-Bu Tan and Andrew Kau (who is also a member of our Board of Directors) are the members of the investment committee of Pacven Walden Management. The address for entities associated with Walden International is One California Street, Suite 1750, San Francisco, CA 94111.

(14)

Represents 1,759,841 shares held by Advantage Capital New York Partners I, L.P. (“Advantage I”) and 421,130 shares held by Advantage Capital New York Partners II, L.P. (“Advantage II”). The sole general partner of Advantage I is Advantage Capital New York GP-I, LLC (“Advantage GP I”), and the sole general partner of Advantage II is Advantage Capital New York GP-II, LLC (“Advantage GP II”). Advantage GP I

and Advantage GP II, in their respective capacities as general partner of Advantage I and Advantage II, exercise investment discretion and control of the shares beneficially owned by Advantage I and Advantage II. Steven T. Stull holds all of the voting interests of Advantage GP I and, therefore, may be deemed to have voting and investment power with respect to the shares held of record by Advantage I. Steven T. Stull and Maurice E. Doyle hold all of the ownership interests, including voting interests, of Advantage GP II and, therefore, may be deemed to have voting and investment power with respect to the shares held of record by Advantage II. The address for entities associated with Advantage Capital Partners is 909 Poydras Street, Suite 2230, New Orleans, LA 70112.
(15)

Ariel Investments, LLC (“Ariel Investments”) reported on its Schedule 13G/A filed on February 14, 2019 that it has sole voting and dispositive power over such shares. The Address for Ariel Investments is 200 E. Randolph Street, Suite 2900, Chicago, IL 60601.

(16)

Represents 1,597,806 shares held by 180 Degree and 1,241,400 shares held by 180.2 SPV Series – a Series of 180 Degree Capital Management, LLC (“180.2 SPV Series”). 180 Degree is the investment manager and managing member of 10.2 SPV Series. Responsibility for all investment decisions has been delegated to two of its directors, Kevin M. Rendino and Daniel B. Wolfe, and therefore, Messrs. Rendino and Wolfe may be deemed to have voting and investment power with respect to the shares held by 180 Degree and 180.2 SPV Series. The address for entities associated with 180 Degree is 7 N. Willow Street, Suite 4B, Montclair, NJ 07042.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of common stock and their transactions in our common stock. We believe that all requirements under Section 16(a) of the Exchange Act applicable to our directors and executive officers were complied with by such persons during the last fiscal year. In making this disclosure, we have relied on written representations by or on behalf of our directors and executive officers and copies of reports filed.

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

As of January 1, 2018, we are no longer an “emerging growth company,” as defined in Section 101(a)(19)(C) of the Jumpstart Our Business Startups Act of 2012. However, because we were a “smaller reporting company” during 2018, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to smaller reporting companies.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Summary of Named Executive Officer Compensation set forth below with the Company’s management. Based on its review and discussions, the committee recommended to the Board of Directors that the Summary of Named Executive Officer Compensation be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Marwan Fawaz
Gary L. Ginsberg
Andrew Kau

Summary Compensation Table

The following table provides information concerning the compensation paid to our “principal executive officer”, our next two most highly compensated executive officers and one former executive officer during our 2018 and 2017 fiscal years. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Himesh Bhise	2018	440,407	—	6,361	192,411	—		639,179
President & Chief	2017	427,579	—	361,796	415,125	—		1,204,500
Executive Officer

Timothy J. Heasley (3)	2018	184,231	—	196,272	—	—		380,503
Chief Financial Officer

Steven M. Davi (4)	2018	334,648	—	35,552	73,401	2,333	(5)	445,934
Executive Vice President, Technology

William J. Stuart (6)	2018	218,269	—	4,970	58,993	130,346	(7)	412,578
Former Chief	2017	337,102	—	8,729	163,641	2,700	(8)	512,172
Financial Officer

Notes:

(1)

Represents the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 9 of the Notes to the Financial Statements included in our Annual Report on Form 10-K filed on March 14, 2019 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

(2)	Represents amounts paid pursuant to our annual cash incentive program in the fiscal year following the year in which services were provided.
(3)	Mr. Heasley joined the Company on May 22, 2018 and was appointed Chief Financial Officer effective August 1, 2018 and an “executive officer” in connection therewith.
(4)	Mr. Davi was promoted to Executive Vice President, Technology on April 26, 2018 and appointed an “executive officer” in connection therewith.
(5)	Represents our matching contribution of 25% of Mr. Davi’s contribution to his 401(k).
(6)	Mr. Stuart resigned as Chief Financial Officer effective August 1, 2018.
(7)	Represents $130,206 in severance payments paid to Mr. Stuart in connection with his resignation and $140 as our matching contribution of 25% of Mr. Stuart’s contribution to his 401(k).
(8)	Represents our matching contribution of 25% of Mr. Stuart’s contribution to his 401(k).

Narrative Disclosure to Summary Compensation Table

Our executive compensation program consists of four components:

•	Base salary,

•	Annual cash incentive bonuses,

•	Equity compensation in the form of stock options, and

•	Certain employment termination- and change of control-related benefits.

Base Salaries. Our Board of Directors has established base salaries for our chief executive officer and other named executive officers based upon historical company compensation practices, the officer’s position, the scope of the officer’s responsibilities within the position, and general survey information about the market compensation for that position. Base salaries are reviewed annually and adjusted as and when our Board determines appropriate. Salary adjustments have been, and we expect will continue to be, determined by our Board or the Compensation Committee in its discretion, based on competitive conditions, individual performance, our overall financial and business performance, changes in job duties and responsibilities, and our overall budget for base salary increases. In March 2018, we increased Mr. Bhise’s annual base salary from

$429,665 to $442,555 and Mr. Stuart’s annual base salary from $338,746 to $347,214, in each case on a merit basis. Mr. Heasley’s annual base salary of $300,000 was established as part of the negotiation of his overall compensation package in connection with his promotion to Chief Financial Officer in August 2018. In connection with his promotion to Executive Vice President, Technology in April 2018, Mr. Davi’s annual base salary was increased to $336,013.

Annual Incentive Compensation. Our annual cash incentive bonus program for executive officers is designed to drive toward achievement of our annual objectives and reward individual performance in connection with achievement of those shorter-term objectives. Each year, the Compensation Committee of our Board establishes certain financial and corporate performance objectives which it later evaluates in light of full-year performance in determining the amount of bonus payments for our executive officers. Each named executive officer has a target bonus opportunity expressed as a percentage of his base salary as in effect at the end of the fiscal year. For fiscal year 2018, the bonus targets for our named executive officers were as follows: Mr. Bhise, 100% and Messrs. Stuart, Heasley and Davi, 50%. The bonus program provides an opportunity for greater-than-target payout upon overachievement, as determined by the Compensation Committee in its discretion, up to a maximum of two times the officer’s target bonus amount.

Under our bonus program, 75% of the target bonus for executive officers is based on revenue and adjusted EBITDA goals (with each having equal weight), and 25% is based on certain non-financial corporate objectives. Our Board has not established a specific weighting with respect to these non-financial corporate objectives; rather, it reviews achievement of all such objectives and exercises its judgment to assign an aggregate achievement percentage with respect to this portion of our annual cash incentive bonus. In 2018, based on achievement relative to revenue and adjusted EBITDA, our financial performance and each named officer’s individual performance, our named executive officers received bonuses as set forth under the column “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above.

Long-Term Incentive Compensation. Our equity incentive plans were established to provide our employees, including our executive officers, with incentives to support our long-term success and growth. Our long-term equity incentive compensation has historically been awarded in the form of options to acquire shares of our common stock, because we believe that stock options offer our employees the opportunity to earn a more significant portion of equity than would other equity award instruments and, therefore, provide the greatest incentive for our management to drive toward increasing the value of our business. From time to time the Compensation Committee also considers other forms of equity awards, such as restricted stock or restricted stock units. However, in 2018 we granted only stock options to our named executive officers.

An executive officer typically receives a significant stock option grant in the year he or she commences employment at the first Compensation Committee meeting following the executive’s date of hire. The vesting commencement date applicable to options granted to new hires or as part of a promotion award is typically the first day of the month following the month in which the executive commences employment or is promoted, as applicable. Thereafter, our executives are eligible for option grants under our annual refresh program. Under our annual refresh program, up to 50% of the shares added annually to our Amended and Restated 2012 Equity Incentive Plan are earmarked for awards to existing employees, and issued as options awards to employees in good standing on a pro-rata basis based on their base salaries. For options granted to current employees, the vesting commencement date is typically the first day of the month following the month in which the grant is made. We do not have any policy or practice with regard to granting options or equity awards in relation to the release of corporate information.

On March 1, 2018, in accordance with our annual refresh grant program, we granted Mr. Bhise an option to purchase 6,400 shares of our common stock. The option was immediately exercisable when it was granted, but the shares underlying the option are subject to repurchase by us until they are vested. The option shares vest over 4 years of service from March 1, 2018, with 25% vesting upon completion of 12 months of service from the above date, and the remainder vesting in 36 equal monthly installments thereafter. The option may vest on an accelerated basis if we undergo a change of control or upon certain terminations of employment with us, as further described in the section titled “Employment Agreements and Potential Payments upon Termination or Change of Control ” below.

On August 13, 2018, we granted Mr. Heasley an option to purchase 175,000 shares of our common stock in connection with his promotion to Chief Financial Officer. The option was immediately exercisable when it was granted, but the shares underlying the option are subject to repurchase by us until they are vested. The option shares vest over 4 years of service from May 22, 2018 (the first day of Mr. Heasley’s employment with us as Senior Vice President of Finance), with 25% vesting upon completion of 12 months of service from the above date, and the remainder vesting in 36 equal monthly installments thereafter. The option may vest on an accelerated basis if we undergo a change of control or upon certain terminations of employment with us, as further described in the section titled “Employment Agreements and Potential Payments upon Termination or Change of Control ” below.

On March 1, 2018, in accordance with our annual refresh grant program, we granted Mr. Davi an option to purchase 4,900 shares of our common stock. On April 26, 2018, we granted Mr. Davi an additional option to purchase 35,000 shares of our common stock in connection with his promotion to Executive Vice President, Technology and appointment as one of our executive officers. The options were immediately exercisable when they were granted, but the shares underlying the options are subject to repurchase by us until they are vested. The option shares vest over 4 years of service from March 1, 2018 and April 1, 2018, respectively, with 25% vesting upon completion of 12 months of service from the above date, and the remainder vesting in 36 equal monthly installments thereafter. The option may vest on an accelerated basis if we undergo a change of control, as further described in the section titled “Employment Agreements and Potential Payments upon Termination or Change of Control ” below.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning each unexercised option held by our named executive officers as of December 31, 2018.

Except as indicated in the footnotes below, options granted to our named executive officers are generally immediately exercisable with respect to all of the option shares (whether vested or unvested), subject to our repurchase right in the event that the executive’s service terminates before vesting in such shares. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see the section titled “Employment Agreements and Potential Payments upon Termination or Change of Control ” below.

	Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)		Option Expiration Date
Himesh Bhise	6/10/09	6/10/09	5,000	(2)	—		2.52		6/10/19
Himesh Bhise	8/04/14	8/04/14	2,001,338	(1)	—		2.38		8/04/24
Himesh Bhise	2/12/15	3/01/15	9,468	(1)	632	(1)	2.13		2/12/25
Himesh Bhise	2/12/16	3/01/16	4,743	(1)	2,157	(1)	1.62		2/12/26
Himesh Bhise	2/16/17	3/01/17	3,106	(1)	3,994	(1)	3.15		2/16/27
Himesh Bhise	2/16/17	3/01/17	98,437	(1)	126,563	(1)	3.15		2/16/27
Himesh Bhise	3/01/18	3/01/18	—	(1)	6,400	(1)	2.00		3/01/28
Timothy J. Heasley	8/13/18	5/22/18	175,000	(1)	—	(1)	2.25		8/12/28
Steven M. Davi	12/18/12	12/01/12	100,000	(1)	—	(1)	2.38	(3)	12/18/22
Steven M. Davi	2/12/15	3/01/15	46,875	(1)	3,125	(1)	2.13		2/12/25
Steven M. Davi	2/12/15	3/01/15	7,125	(1)	475	(1)	2.13		2/12/25
Steven M. Davi	10/28/15	11/01/15	19,270	(1)	5,730	(1)	1.37		10/28/25
Steven M. Davi	2/12/16	3/01/16	3,643	(1)	1,657	(1)	1.62		2/12/26
Steven M. Davi	2/16/17	3/01/17	2,362	(1)	3,038	(1)	3.15		2/16/27
Steven M. Davi	3/01/18	3/01/18	—	(1)	4,900	(1)	2.00		3/01/28
Steven M. Davi	4/26/18	4/01/18	—	(1)	35,000	(1)	1.75		4/26/28

Notes:

(1)

The option was immediately exercisable for all shares. The shares underlying the option vest over 4 years of service after the Vesting Commencement Date, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.

(2)

The option became exercisable based upon the satisfaction of certain performance criteria prior to June 10, 2010. 100% of the shares subject to the option vested upon the first anniversary of the vesting commencement date.

(3)

The option was granted with an exercise price of $5.82 per share. The option was amended to reset the exercise price to $2.38 per share pursuant to an option repricing program for non-executive officers approved by our Board of Directors in July 2014.

Employment Agreements and Potential Payments upon Termination or Change of Control

We have entered into letter agreements with each of our named executive officers that provide severance benefits in certain circumstances, including in connection with a change of control. Our Board of Directors believes that it is appropriate to provide such benefits to our named executive officers in order to keep them focused on achieving corporate objectives in the context of at-will employment and the possibility of significant corporate events that could disrupt our employment relationships with our executive officers.

A summary of the material terms of the employment agreements and offer letters with our named executive officers, as well as other arrangements providing benefits in connection with such officers’ termination of employment or in connection with our change of control, is below.

Himesh Bhise

We entered into a letter agreement with Mr. Bhise in July 2014. The agreement provides Mr. Bhise with severance protection in certain circumstances. If we terminate Mr. Bhise’s employment without cause or if he terminates his employment for good reason and Mr. Bhise signs a release of claims against us, then he will be entitled to the following severance: (i) continued payment of his then-annual base salary for 12 months, (ii) payment of any earned but unpaid bonus for the year preceding the year in which his employment is terminated and (iii) payment of the monthly premium for continued group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for Mr. Bhise and his dependents for 12 months. In addition, if such termination of employment occurs within 12 months following a change of control, then we will also pay Mr. Bhise an amount equal to his annual target bonus for the year in which the termination occurs.

“Good reason” under Mr. Bhise’s employment agreement means one of the following occurs without Mr. Bhise’s consent: a material diminution of his authority, duties, responsibilities or title; a reduction in his then current salary or bonus target; our material breach of his employment agreement; the requirement that Mr. Bhise relocate his family or primary residence; or our non-renewal of Mr. Bhise’s employment agreement. Mr. Bhise’s authority, duties, responsibilities and title are defined to include serving on our Board of Directors and reporting directly to our Board. Mr. Bhise’s resignation for good reason must be within 120 days after he becomes aware of the facts and circumstances as the basis for such resignation, provided he first gives us notice and an opportunity to cure.

“Change of control” under Mr. Bhise’s employment agreement means our merger or consolidation with or into another corporation; a sale of our assets; a change in the majority of our Board of Directors; or any transaction as a result of which any person acquires beneficial ownership of at least 50% of the total voting power of our then-outstanding voting securities.

Options granted to Mr. Bhise in 2014, 2015, 2016, 2017 and 2018 will vest in full if we undergo a change of control before his service with us terminates and, within 12 months after such change of control we (or the surviving corporation) terminate Mr. Bhise’s employment for any reason other than cause or his permanent disability or Mr. Bhise terminates his employment for good reason. In addition, if we terminate Mr. Bhise’s employment for any reason other than cause or his permanent disability or Mr. Bhise terminates his employment for good reason, in each case prior to a change of control, then the vested portion of Mr. Bhise’s option will be determined by adding 12 months to his actual service. Good reason and change of control in Mr. Bhise’s stock options are defined as they are in his employment agreement.

Timothy J. Heasley

We entered into a letter agreement with Mr. Heasley in August 2018 in connection with his promotion to Chief Financial Officer. The agreement provides Mr. Heasley with severance protection in certain circumstances. If we terminate Mr. Heasley’s employment without cause or if he terminates his employment for good reason and Mr. Heasley signs a release of claims against us, then he will be entitled to the following severance: (i) continued payment of his then-annual base salary for 12 months and (ii) payment of the monthly premium for continued group health insurance coverage under COBRA for Mr. Heasley and his dependents until the earliest to occur of (a) the end of the salary continuation period, (b) the expiration of his continuation coverage or (c) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment other than self-employment. If we determine that the COBRA coverage subsidy would violate or cause us to incur additional expense as a result of noncompliance with applicable law, then Mr. Heasley will be entitled instead to receive a monthly payment equal to the monthly COBRA premium plus a gross-up payment for applicable taxes. In addition, if such termination of employment occurs within 12 months following a change of control, then we will also pay Mr. Heasley an amount equal to his annual target bonus for the year in which the termination occurs.

“Good reason” under Mr. Heasley’s employment agreement means one of the following occurs without Mr. Heasley’s consent: a material diminution of his duties, authority, responsibilities or title, or a change in his reporting relationship as a result of which he no longer reports to our Chief Executive Officer; a reduction in his then current salary or bonus target; our material breach of his employment agreement; or the relocation of Mr. Heasley’s principal place of employment by more than 50 miles. Mr. Heasley’s resignation for good reason must be within 120 days after he becomes aware of the facts and circumstances as the basis for such resignation, provided he first gives us notice and an opportunity to cure.

“Change of control” under Mr. Heasley’s employment agreement means our merger or consolidation with or into another corporation; a sale of our assets; a change in the majority of our Board of Directors; or any transaction as a result of which any person acquires beneficial ownership of at least 50% of the total voting power of our then-outstanding voting securities.

The option granted to Mr. Heasley in August 2018 will vest in full if we undergo a change of control before his service with us terminates and, within 12 months after such change of control we (or the surviving corporation) terminate Mr. Heasley’s employment without cause or Mr. Heasley terminates his employment for good reason. In addition, if we terminate Mr. Heasley’s employment without cause or Mr. Heasley terminates his employment for good reason, in each case prior to a change of control, then the vested portion of Mr. Heasley’s option will be determined by adding 12 months to his actual service. Good reason and change of control in Mr. Heasley’s stock option are defined as they are in his employment agreement.

We agreed to grant Mr. Heasley a supplemental option to purchase 25,000 shares of our common stock if he remained actively employed as Chief Financial Officer on February 1, 2019. This supplemental option was granted with the same vesting date and vesting and acceleration terms as his initial option.

Steven M. Davi

We entered into a letter agreement with Mr. Davi in October 2012. The agreement provides Mr. Davi with severance protection if we require Mr. Davi to relocate to Buffalo, NY, provided he signs a release of claims against us. We also entered into a change of control severance agreement with Mr. Davi that became effective in October 2012. Under this agreement, if Mr. Davi is subject to an involuntary termination in connection with or within 12 months following our change of control, he will receive severance equal to 12 months of his then-current base salary plus his then-annual target bonus amount, payable over a 12-month period. In addition, we will pay the monthly premium under COBRA for Mr. Davi and his dependents for 12 months, and he will be eligible for 12 months’ additional vesting with respect to any of our equity granted to him. All such benefits are contingent on Mr. Davi signing a general release of all claims against us. “Change of control” under the change of control agreement means our merger or consolidation with or into another corporation; a sale of our assets; a change in the majority of our Board of Directors; or any transaction as a result of which any person acquires beneficial ownership of at least 50% of the total voting power of our then-outstanding voting securities. “Involuntary termination” means the following: our termination of Mr. Davi’s service without cause or his voluntary resignation following a material reduction in his job responsibilities; the relocation of his work site by more than 50 miles; or a reduction in his then-current base salary by at least 10%, other than pursuant to a generally applicable salary reduction. Mr. Davi’s voluntary resignation must be within 30 days after our receipt of written notice of the initial existence of the basis for such resignation, provided he first gives us notice and an opportunity to cure.

“Cause” under the change of control severance agreement means Mr. Davi’s willful failure substantially to perform his duties and responsibilities or deliberate violation of a company policy; his commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us; his unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with us; or his willful breach of any of his obligations under any written agreement or covenant with us.

William J. Stuart

We entered into a separation agreement with Mr. Stuart in August 2018. Pursuant to his employment agreement with us, as amended, Mr. Stuart will continue to receive salary payments for 12 months following the effective date of the separation agreement, provided he does not breach any provision of the separation agreement. In addition, we are paying the monthly premium under COBRA for Mr. Stuart and his dependents during such 12 month period, or until such time as Mr. Stuart begins to receive comparable benefits from a subsequent employer. Further, we agreed to extend the monthly premium payments for an additional 7 months in exchange for certain transition services to be provided by Mr. Stuart. In exchange for the above benefits, Mr. Stuart signed a release of claims he may have against us, as of the effective date of the separation agreement.

Change-of-Control Benefits under our Stock Plans

In addition to the benefits described above, unless a stock option agreement provides otherwise, options granted under our 2006 Stock Plan and 2012 Equity Incentive Plan that are not continued, assumed or substituted by the surviving entity will be cancelled in exchange for a payment equal to the difference between the fair market value of the shares subject to such options and the exercise price per share applicable to such award. Such payments may be made in installments and paid pursuant to a vesting schedule at least as favorable as that which would otherwise have applied had such options remained outstanding pursuant to their terms.

Perquisites and Other Benefits

We generally do not provide perquisites or similar benefits to our named executive officers. However, in connection with the negotiation of Mr. Bhise’s overall compensation package in connection with his hiring, we agreed to pay a stipend of $2,000 per month to Mr. Bhise for living expenses in Buffalo, New York and to reimburse Mr. Bhise for reasonable travel expenses to our headquarters.

We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Code. We are responsible for administrative costs of the 401(k) plan. Beginning January 1, 2017, we began offering a matching contribution of 25% of an employee’s contribution up to a maximum of 4% of such employee’s annual salary. The match applies to all Synacor employees, including our executive officers.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2018 with respect to shares of common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	5,679,101	(2)	$2.56	3,024,827	(3)
Equity compensation plans not approved by security holders	2,001,338		$2.38	—
Total	7,680,439		$2.51	3,024,827	(3)

Notes:

(1)

The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(2)

Represents 512,091 shares subject to options outstanding under the 2006 Stock Plan, 4,792,896 shares subject to awards outstanding under the Amended and Restated 2012 Equity Incentive Plan, and 374,114 shares subject to options outstanding under the Special Purpose Recruitment Plan.

(3)	Shares available for issuance under the 2012 Equity Incentive Plan. No shares are available for issuance under the 2006 Stock Plan or the Special Purpose Recruitment Plan.

TRANSACTIONS WITH RELATED PERSONS

Other than the compensation arrangements with directors and executive officers, there have been no transactions since January 1, 2017 (and there are no currently proposed transactions) in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements

In connection with our initial public offering and thereafter, we entered into an indemnification agreement with each of our directors and executive officers. The agreement provides that we will indemnify him or her against any and all expenses that he or she incurs because of his or her status as one of our directors or executive officers to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our Bylaws, except in a proceeding initiated by that person without the approval of our Board of Directors. In addition, the agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by him or her in connection with a legal proceeding.

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Directors has adopted certain written policies and procedures with respect to related person transactions. These policies and procedures require that certain transactions, subject to specified exceptions and other than one that involves compensation, between us and any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, be consummated only if (i) approved or ratified by the Audit Committee and only if the terms of the transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party or (ii) approved by the disinterested members of our Board of Directors. Our policies and procedures with respect to related person transactions also apply to certain charitable contributions by us or our executive officers and to the hiring of any members of the immediate family of any of our directors or executive officers as our permanent full-time employees. The Compensation Committee is also required to approve any transaction that involves compensation to our directors and executive officers.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are Synacor, Inc. stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker and request proxy materials by following the instructions found in the Notice. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Timothy J. Heasley

Timothy J. Heasley

Chief Financial Officer and Corporate Secretary

April 5, 2019

SYNACOR, INC. 40 LA RIVIERE DRIVE, SUITE 300 BUFFALO, NY 14202

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 15, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SYNC2019

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 15, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                                                                                                        E70164-P20606              KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SYNACOR, INC. The Board of Directors recommends you vote FOR each named nominee:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Class II Directors	☐	☐	☐

Nominees:
01) Elisabeth B. Donohue 02) Marwan Fawaz 03) Michael J. Montgomery

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2.  To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

					☐	☐	☐

3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.					☐	☐	☐

4. Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E70165-P20606

SYNACOR, INC.

Annual Meeting of Stockholders

May 16, 2019 11:00 AM EDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Himesh Bhise and Timothy J. Heasley, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SYNACOR, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on May 16, 2019, at www.virtualshareholdermeeting.com/SYNC2019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side